SECURITIES  AND EXCHANGE COMMISSION
                   Washington,  D.C.    20549


                     _______________________


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported ):
                        December 1, 1997



               MAINSTREET  BANKGROUP INCORPORATED
__________________________________________________________
             (Exact name of as specified in charter)


  Virginia               0-8622            54-1046817
_____________       _________________    _______________
(State or other       (Commission          (IRS Employer
 jurisdiction of      File Number)      Identification No.)
 incorporation)


       P.O. BOX 4831, Martinsville, Virginia    24115-4831
  ____________________________________________________________
(Address of principal executive offices )       (Zip Code)


Registrant's telephone number, including area code:
                      540-666-6724



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Item 5.    Other Events

     This current report on Form 8-K is being filed by MainStreet
BankGroup Incorporated ("Registrant") to report that the Registrant completed its acquisition of Commerce Bank, College
Park, Maryland on December 1, 1997, having received all required regulatory and shareholder approvals.

     The shareholders of Commerce Bank (Commerce) met November 19, 1997 and approved the merger. Shares voted for the acquisition of Commerce by MainStreet BankGroup Incorporated were 147,234 or 76.60% of the 192,216 shares outstanding. Shares voted against the acquisition were 346 or .18%. Shares not voted were 44,636 or 23.22%.

1    Under terms of the agreement, each shareholder of Commerce common stock and each shareholder of Commerce preferred stock were to receive the equivalent of $52.00 per share for each share held of Commerce stock. This resulted in an exchange ratio of
2.059 shares of Registrant's common stock for each share of Commerce stock. Each Commerce warrant holder was to receive the equivalent of $31.00 per warrant for each warrant held. This resulted in an exchange ratio of 1.308 shares of Registrant's common stock for each Commerce warrant held. Each fractional share resulting from the conversion will be settled at $27.98 per share. The outstanding 192,216 shares of Commerce common stock, 30,984 shares of Commerce preferred stock and outstanding 86,505 of Commerce warrants will be exchanged for approximately 572,579 shares of Registrant's common stock.

/page/
                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MAINSTREET BANKGROUP INCORPORATED

Date: December 4, 1997   By:  /S/ JAMES E. ADAMS
      -----------------       -------------------------
                              James E. Adams
                              Executive Vice President,
                              Chief Financial Officer/
                              Treasurer